Exhibit 99.1

ENZON
PHARMACEUTICALS                                            For Immediate Release
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PRESS RELEASE
                                Contact: Kenneth J. Zuerblis
                                         Executive Vice President, Finance & CFO
                                         908-541-8717

                                         Euro RSCG Life NRP
                                         Mark R. Vincent, Media Relations
                                         212-845-4239

                       ENZON REPORTS FIRST QUARTER RESULTS

 Product Sales Increase 10% Over Prior Year and Comprise Nearly 70% of Revenues

BRIDGEWATER, NJ - November 4, 2004 - Enzon Pharmaceuticals, Inc. (Nasdaq:ENZN) today announced its financial results for the quarter ended September 30, 2004, the first quarter of Enzon's fiscal year (FY) 2005. Several recent corporate highlights are as follows:

      o A collaboration was formed with Pharmagene to engineer a PEG enhanced version of Pharmagene's drug candidate PGN0052 for clinical development. PGN0052 is being initially investigated as a treatment for cystic fibrosis and is currently being evaluated in a Phase 2a proof of concept trial. Under this agreement, Enzon has the option to either jointly develop and commercialize the product or receive future royalties and certain co-marketing rights.

      o Enzon and Inex Pharmaceuticals Corporation (TSX: INX) announced that MARQIBO(R) (vincristine sulfate liposomes injection) will be reviewed at the FDA's Oncologic Drugs Advisory Committee (ODAC) session scheduled for December 1, 2004. The FDA is currently reviewing a New Drug Application (NDA) for MARQIBO for patients with relapsed aggressive non-Hodgkin's lymphoma (NHL) previously treated with at least two combination chemotherapy regimens. Inex and Enzon expect a response on the NDA by January 15, 2005.

      o Jeffrey Buchalter was named Enzon's Non-Executive Chairman of the Board marking an important first step in formalizing Enzon's leadership for its next stage of growth. Mr. Buchalter brings extensive industry experience to Enzon's Board of Directors.

      o Eyetech Pharmaceuticals Inc. (Nasdaq: EYET) presented Macugen(TM) (pegaptanib sodium injection) to the United States Food and Drug Administration's (FDA) Dermatologic and Ophthalmic Drugs Advisory Committee. Eyetech has licensed PEGylation technology for use in Macugen from Nektar Therapeutics (Nasdaq: NKTR). Under a strategic alliance formed in 2002, Enzon licensed proprietary PEGylation technology to Nektar and will receive a share of Nektar's royalties or profits if and when Macugen is approved. Macugen is being jointly developed by Eyetech and Pfizer (NYSE: PFE). The product

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                                685 Route 202/206
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

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            has received a priority review designation by the FDA and the
            Prescription Drug User Fee Act (PDUFA) date is December 17, 2004.

      o PEG-INTRON(R) received marketing approval in Japan for use in combination with REBETOL(R) for the treatment of chronic hepatitis
            C. PEG-INTRON and REBETOL combination therapy is the first and only PEGylated interferon-based combination therapy approved in Japan. An estimated 1 to 2 million Japanese are chronically infected with hepatitis C. PEG-INTRON uses proprietary PEG technology developed by Enzon. Schering-Plough holds an exclusive worldwide license and Enzon is entitled to royalties on worldwide product sales.

Financial Results

The Company reported an adjusted net loss of $113,000 or $0.00 per diluted share for the first quarter of FY 2005, versus adjusted net income of $3.0 million or $0.07 per diluted share for the first quarter of FY 2004. The decrease in adjusted net income versus the prior year was primarily due to a $3.7 million decline in royalties, which are predominately made up of royalties from sales of PEG-INTRON. Additionally, earnings for the quarter ended September 30, 2004 were negatively impacted by the voluntary recall of certain batches of ONCASPAR(R), which drove a $381,000 decline in sequential ONCASPAR sales. ONCASPAR sales were $4.4 million for the first quarter of FY 2005 as compared to $4.7 million for the fourth quarter of FY 2004.

The Company's adjusted net loss and adjusted net income for the first quarters of FY 2005 and FY 2004 excludes tax-adjusted other expense related to the Company's protective collar arrangement. The protective collar is a derivative hedging instrument, which the Company entered into to reduce its exposure associated with the 1.5 million shares of NPS Pharmaceuticals Inc. (Nasdaq:NPSP) common stock received under the merger termination agreement with NPS. Enzon has reported adjusted net income because the Company believes that it is representative of the underlying operations of its business and is relevant to gaining an understanding of the Company's trends and potential future performance. The Company has included a table reconciling its GAAP net loss and GAAP net income to its adjusted net loss and adjusted net income for the first quarter of FY 2005 and FY 2004 later in this release.

On a reported basis, calculated in accordance with U.S. generally accepted accounting principles (GAAP), Enzon reported a net loss of $544,000 or $0.01 cents per diluted share for the first quarter of FY 2005, as compared to net income of $2.8 million or $0.06 cents per diluted share for the first quarter of FY 2004.

Combined product sales for the Company's four internally marketed products (ABELCET(R), ONCASPAR, DEPOCYT(R), and ADAGEN(R)) increased by 10% to $27.5 million for the first quarter of FY 2005 versus $25.0 million for the prior year's comparable quarter. This increase was primarily attributable to increased ABELCET, DEPOCYT, and ONCASPAR sales. For the first quarter of FY 2005, North American sales of ABELCET were $16.5 million compared with $15.0 million for the first quarter of FY 2004.

Sales of ONCASPAR for the first quarter of FY 2005 increased 7% to $4.4 million, as compared to $4.1 million for the first quarter of FY 2004. While the Company continues to experience

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                                685 Route 202/206
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

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strong demand for ONCASPAR, sales for the first quarter of FY 2005 were negatively impacted by the previously mentioned voluntary batch recalls that were implemented by Enzon. The voluntary recalls were due to the Company's previously disclosed manufacturing and stability problems in the manufacture of ONCASPAR as it uses Enzon's earlier stage PEGylation technology.

Sales of DEPOCYT increased 82% to $2.3 million for the first quarter of FY 2005, as compared to $1.3 million for the first quarter of FY 2004. ADAGEN sales for the first quarter of FY 2005 decreased 7% to $4.3 million versus $4.6 million for the first quarter of FY 2004.

Royalties for the first quarter of FY 2005 decreased 27% to $10.1 million versus $13.8 million for the first quarter of FY 2004. Royalties are principally comprised of royalties from sales of PEG-INTRON, which is marketed by Schering-Plough Corporation (NYSE: SGP). The decrease in royalties from the prior year was primarily due to ongoing competition and a contracting market. PEG-INTRON utilizes Enzon's proprietary PEGylation technology and the Company receives royalties on worldwide sales of PEG-INTRON.

Cost of sales and manufacturing revenue as a percentage of net sales and manufacturing revenue for the first quarter of FY 2005 improved to 36%, as compared to 41% for the first quarter FY 2004.

The Company's investment in research and development increased 53% to $10.0 million in the first quarter of FY 2005 compared to $6.6 million for first quarter of FY 2004. This increase was primarily attributable to the advancement of the Company's proprietary product pipeline and the shared product development costs related to MARQIBO, which the Company shares with Inex.

Selling, general, and administrative expenses increased 9% to $12.2 million for the first quarter of FY 2005 versus $11.2 million for the first quarter of FY 2004. This increase was primarily driven by increased selling expenditures within our oncology franchise, of which the majority are related to preparatory activities for the potential launch of MARQIBO in calendar 2005.

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                                685 Route 202/206
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

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The following table reconciles the Company's GAAP net income (loss) to adjusted net income (loss) for the three months ended September 30, 2004 and 2003:

                                                       Three Months Ended
                                                  -----------------------------
                                                         (in thousands)
                                                  -----------------------------
                                                   09/30/04           09/30/03
                                                  ----------         ----------
GAAP net (loss) income                                 ($544)            $2,804
Less: other expense, net (1)                            (431)              (194)
                                                  ----------         ----------
Adjusted net (loss) income                             ($113)            $2,998
                                                  ==========         ==========

(1) Adjusted net income for the first quarters of FY 2005 and FY 2004 exclude tax-adjusted investment expense related to the Company's protective collar arrangement. The protective collar is considered a derivative hedging instrument, which the Company formed to reduce its exposure associated with the 1.5 million shares of NPS common stock received under the merger termination agreement with NPS.

The management of Enzon will be hosting a conference call today, November 4, 2004 at 5:00 PM EST. All interested parties can access the live call using the following information:

                Domestic Dial-In Number:        866-233-3843
                International Dial-In Number:   651-224-7472
                Access Code:                    751227

Enzon's conference call will also be webcast in a "listen only" mode via the Internet at http://www.vcall.com. Additionally, for those parties unable to listen at the time of Enzon's conference call, a rebroadcast will be available following the call from Thursday, November 4, 2004 at approximately 11:00 PM. This rebroadcast will end on Thursday, November 11, 2004 at midnight. The rebroadcast may be accessed using the following information:

                Domestic Dial-In Number:        800-475-6701
                International Dial-In Number:   320-365-3844
                Access Code                     751227

About Enzon

Enzon Pharmaceuticals is a biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutics to treat life-threatening diseases. The Company has developed or acquired a number of marketed products, including PEG-INTRON(R), marketed by Schering-Plough, and ABELCET(R), ONCASPAR(R), ADAGEN(R), and DEPOCYT(R), marketed in North America by Enzon's specialized sales force. Enzon's science-driven strategy includes an extensive drug development program that leverages the Company's macromolecular engineering technology platforms, including PEG modification and single-chain antibody (SCA(R)) technologies. Internal research and development efforts are complemented by strategic transactions that provide access to additional marketed products and promising clinical compounds. Enzon has several drug candidates in various stages of development, independently

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                                685 Route 202/206
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

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and with partners, including MARQIBO(R) (formerly referred to as Onco TCS), for which a U.S. marketing application is currently being reviewed by the FDA for the treatment of relapsed aggressive non-Hodgkin's lymphoma. Further information about Enzon and this press release can be found on the Company's web site at www.enzon.com.

There are forward-looking statements contained herein that are not based on historical fact, including without limitation statements containing the words "believes," "may," "plans," "will," "estimates," "continue," "anticipates," "intends," "expects," and similar expressions. An example of this includes the quoted statement above regarding revenue growth, pipeline advancement and the identification of strategic opportunities. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments discussed above. Such factors include those described in Enzon's Form 10-K and Forms 10-Q on file with the SEC. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information in this press release is as of November 4, 2004 and the Company undertakes no duty to update this information.

                        (Financial statements to follow)

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                                685 Route 202/206
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com

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                  Enzon Pharmaceuticals, Inc. and Subsidiaries
                      Consolidated Statements of Operations
                 Three Months ended September 30, 2004 and 2003 Dollars in Thousands (except per share amounts)
                                   (Unaudited)

                                                    September 30,  September 30,
                                                        2004           2003
                                                     ----------     ----------
Revenues:
  Net sales                                             $27,527        $24,961
  Manufacturing revenue                                   2,513          1,604
  Royalties                                              10,115         13,811
  Contract revenue                                          299            268
                                                     ----------     ----------
    Total revenues                                       40,454         40,644
                                                     ----------     ----------
Costs and expenses:
  Cost of sales and manufacturing revenue                10,901         10,912
  Research and development expenses                      10,046          6,551
  Selling, general and administrative expenses           12,199         11,209
  Amortization of acquired intangibles                    3,358          3,358
                                                     ----------     ----------
     Total costs and expenses                            36,504         32,030
                                                     ----------     ----------
      Operating income                                    3,950          8,614
                                                     ----------     ----------
Other income (expense):
  Investment income, net                                    770            474
  Interest expense                                       (4,957)        (4,957)
  Other (expense) income, net                              (670)           307
                                                     ----------     ----------
                                                         (4,857)        (4,176)
                                                     ----------     ----------
(Loss) income before taxes                                 (907)         4,438
Tax (benefit) provision                                    (363)         1,634
                                                     ----------     ----------
Net (loss) income                                         ($544)        $2,804
                                                     ==========     ==========
Basic (loss) earnings per common share                   ($0.01)         $0.06
                                                     ==========     ==========
Diluted (loss) earnings per common share                 ($0.01)         $0.06
                                                     ==========     ==========

Weighted average number of common shares issued
and outstanding - basic                                  43,470         43,290
                                                     ==========     ==========
Weighted average number of common shares issued
and outstanding and dilutive potential common
shares outstanding                                       43,470         43,629
                                                     ==========     ==========

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================================================================================
                                685 Route 202/206
                    Phone: (908) 541-8600 Fax: (908) 575-9457
                              http://www.enzon.com